Execution Version EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Employment Agreement”) is dated as of August 4, 2021, by and among Alamo Pressure Pumping, LLC, a Texas limited liability company (the “Company”), Michael Joseph McKie, an individual (the “Employee”). The “Effective Date” of this Employment Agreement shall be the “Closing Date” as defined in that certain Purchase Agreement, by and among NexTier Completion Solutions Inc., a Delaware corporation (“NexTier”), Parent, Alamo Frac Holding, LLC, a Texas limited liability company (“Seller”), the Company and the “Owner Group” identified and defined therein, dated August 4, 2021 (the “Purchase Agreement”). This Employment Agreement is expressly conditioned upon the consummation of the “Closing” (as defined in the Purchase Agreement). Should the Closing not occur, this Employment Agreement shall be null and void and of no force and effect. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in Section 7. Recitals A. The Company desires to employ the Employee as the President of Alamo Pressure Pumping, LLC (“Position”), and the Employee desires to continue to be employed by the Company, in a position involving performing services for the exclusive benefit of the Company, on the terms and subject to the conditions of this Employment Agreement. B. The Company is currently engaged in the business of integrated oil and gas well completions services, including horizontal and vertical hydraulic fracturing. C. In connection with the Employee’s employment, the Company promises to provide to the Employee during the Employment Period (as defined below), and the Company agrees that during the Employment Period, the Employee will have access to, sensitive, confidential business information and practices, as well as trade secrets of the Company and its affiliates to which the Employee otherwise would not have had access and which trade secret information the Company must protect to maintain its competitive advantage in the marketplace. D. The Employee is considered an executive or manager of the Company. E. It is understood that the protections provided to the Company in this Employment Agreement are necessary to protect the Company’s trade secrets, relationships with its clients, as well as the goodwill of the Company’s business. Agreement In consideration of the foregoing and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: 1) Duties. The Employee will report directly to the Chief Executive Officer (“CEO”) of the Parent. The Employee will focus his efforts on behalf of the Company and will have such duties and responsibilities as may be delegated or assigned to him from time to time by the

2 CEO. The Employee shall perform his duties and responsibilities primarily from the Company’s offices in the Dallas-Fort Worth, Texas metropolitan area when not traveling for business and shall travel as necessary to perform his duties and responsibilities. The Employee will provide services hereunder on a full-time basis. The Employee understands that it shall be a violation of this Employment Agreement for the Employee to engage in any Competitive Business while employed by the Company, as set forth more fully in Section 4(c), and subject to Section 4(p). 2) Term. The Employee’s employment with the Company shall begin on the Effective Date and shall continue through until February 28, 2023, unless (a) the Employee’s employment is earlier terminated by the Company for Cause; or (b) extended through the written mutual agreement of the parties hereto. As used in this Employment Agreement, the term “Employment Period” shall mean the entire period commencing on the Effective Date and ending on the date on which the Employee’s employment by the Company is terminated in accordance with Section 2(a), or such later date if the Employment Period is extended pursuant to Section 2(b). Upon termination of the Employee’s employment for any reason, the provisions of Section 4 of this Employment Agreement will survive and remain effective, as specified herein, and the Company and the Employee shall be entitled to enforcement of its and his, as the case may be, rights hereunder. 3) Compensation and Benefits. As full compensation for all services to be rendered by the Employee to the Company during the Employment Period, the Employee shall receive the following compensation and benefits: (a) Base Salary. The Company will pay the Employee an annual base salary of $500,000.00 (“Base Salary”). All payments of Base Salary will be made in installments according to the Company’s regular payroll practice, but no less frequently than monthly, prorated monthly or weekly when appropriate, and subject to any withholdings and deductions that are required by law. (b) Bonus. The Employee shall be eligible for, but is not guaranteed, an annual performance bonus (the “Bonus”) targeted at 50% of Base Salary (the “Target Bonus”), prorated for any partial year of employment, based on achievement of annual performance criteria established by the Parent and its Board, and both the Company’s and the Parent’s overall performance and financial condition. Notwithstanding the foregoing, except as provided in Section 3(h)(ii) or 3(h)(iii), any Bonus shall be payable only if the Employee is employed by the Company on the date the Bonus is paid. (c) Paid Time Off. The Employee shall be entitled to Paid Time Off (“PTO”) in accordance with Company policies and practices in effect from time to time. In addition, the Employee shall be eligible for Company-paid holidays annually in accordance with Company policies and practices in effect from time to time. PTO must be pre-approved by the CEO and shall be requested in a timely fashion in accordance with Company policy.

3 (d) Long-Term Incentive. On the Effective Date, the Employee will be granted a Long- Term Incentive (“LTI”) award for 20,850 shares of the Parent’s common stock, subject to the terms of the LTI program and applicable award agreement. During the Parent’s normal LTI grant cycle in the first quarter of 2022, the Employee will, subject to approval by the Board, receive an LTI award with a target grant date value of $291,667; provided, however, that the actual grant date value of any such LTI award shall be determined in the sole discretion of the Board or the Compensation Committee of the Board at the time of grant, but shall not be less than $291,667. The Employee’s participation under the LTI program shall be subject to the terms of the LTI program and the applicable award agreement. (e) Participation in Employee Benefit Plans. The Employee shall be entitled, if and to the extent eligible, to participate in all employee benefit, welfare and other plans, practices, policies and programs generally available to other similarly situated employees of the Company, in accordance with the terms thereof. The Company may at any time or from time to time amend, modify, suspend or terminate any employee benefit plan, program or arrangement for any reason without the Employee’s consent. (f) Expenses. The Employee shall be entitled to receive reimbursement for all reasonable business expenses incurred by him in connection with his duties under this Employment Agreement in accordance with the policies of the Company as in effect from time to time, subject to the Company’s requirements with respect to reporting and documentation of such expenses. (g) Withholding of Taxes. The Employee authorizes the Company to withhold from any compensation, bonus or benefits payable under this Employment Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling. (h) Termination. (i) Upon any termination of the Employee’s employment, the Employee shall be entitled to receive the following within the amounts in clauses (A) and (C) below to be paid within thirty (30) days following the termination of the Employee’s employment (or such earlier date as may be required by applicable law): (A) the Employee’s accrued but unpaid Base Salary through the Termination Date; (B) any employee benefits that the Employee is entitled to receive pursuant to any employee benefit plan or program of the Company (other than any severance plans that would result in a duplication of benefits hereunder) in accordance with the terms of such employee benefit plan or program; and

4 (C) expenses reimbursable under Section 3(f) above incurred but not yet reimbursed to the Employee to the Termination Date (clauses (A) through (C), collectively, the “Accrued Benefits”). (ii) If the Employment Period is not extended beyond February 28, 2023 pursuant to Section 2(b) and the Employee terminates on such date, the Employee will be entitled to the Accrued Benefits, and, beginning on the 60th day after such termination of employment, subject to Section 6(c), but only if the Employee has executed and not revoked within the revocation period a valid release agreement in a form reasonably acceptable to the Company prior to such date, the Employee shall also be entitled to: (A) the earned but unpaid portion of any Bonus earned in respect of any completed performance period prior to the Termination Date (including, for the avoidance of doubt, any earned but unpaid Bonus in respect of the 2022 calendar year, and if a determination as to whether the Employee has earned any Bonus for the 2022 calendar year cannot be made until after the Termination Date, then within thirty (30) days immediately following the date on which a determination is made as to whether a Bonus was earned for the 2022 calendar year, the Employee will be paid such earned Bonus, if any); and (B) any awards of stock options, restricted share units, restricted stock units, restricted stock, stock appreciation rights, deferred stock and other equity-based incentives (collectively referred to as the “Equity-Based Awards”) held by the Employee, which have not vested prior to the Termination Date, shall immediately vest. (iii) If the Employee’s employment terminates due to the Employee’s death or Disability after February 28, 2023, the Employee shall be entitled to the Accrued Benefits, and, beginning on the 60th day after such termination of employment, but only if prior to such date, the Employee, or the Employee’s estate, as applicable, has executed and not revoked within the revocation period a valid and reasonable release agreement consistent with the terms of this Employment Agreement prior to such date, the Employee, or the Employee’s estate, shall also be entitled to: (A) the earned but unpaid portion of any Bonus earned in respect of any completed performance period prior to the Termination Date; and (B) any Equity-Based Awards held by the Employee which have not vested prior to the Termination Date shall immediately vest. (iv) Subject to Section 6(c) and the Employee’s execution and non-revocation of a general release agreement in a form provided by the Company, payment of any amounts described in Section 3(h)(ii) or Section 3(h)(iii) shall be

5 paid, or commence to be paid, as applicable, on the 60th day after the Termination Date and any payment thereof that would otherwise have been owed to the Employee prior to the 60th day after the Termination Date shall be made to the Employee on the 60th day after the Termination Date. (v) Except as specifically otherwise provided in Section 2 and in this Section 3(h), if the Employee’s employment with the Company is terminated for any reason, the Company shall no longer be obligated to pay to the Employee any compensation or benefits that would have otherwise been provided pursuant to this Employment Agreement. 4) Certain Covenants of the Employee. (a) Independent Agreement. The provisions of this Section 4 (collectively, the “Restrictive Covenants”) shall be construed as an agreement independent of any other provisions of this Employment Agreement or of any other agreement between the Employee and the Company, and the breach of any provision of this Employment Agreement or existence of any claim or cause of action of the Employee against the Company shall not constitute a defense to the enforcement by the Company of the Restrictive Covenants. (b) Confidentiality. (i) During the course of the Employee’s employment by the Company, the Employee will have access to certain trade secrets and confidential information relating to the Company and its affiliates (the “Protected Parties”) that is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including, but not limited to, their customer, supplier and vendor lists, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning the manner in which the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their drilling and hydraulic fracturing services and other businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form could irreparably harm the Protected Parties. The Employee acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Employee shall hold in a fiduciary

6 capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Employment Agreement). The Employee agrees he shall not, during the period the Employee is employed by the Company or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any Person for any reason or purpose whatsoever, nor shall the Employee use it in any way, except (A) in the course of the Employee’s employment with, and for the benefit of, the Protected Parties, (B) to enforce any rights or defend any claims hereunder or under any other agreement to which the Employee is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (C) when required or permitted to do so by a court of law, by any governmental agency having supervisory authority over the business of any of the NexTier Companies or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information; provided that the Employee shall give prompt written notice to the Company of such requirement, disclose no more information than is so required and cooperate with any attempts by the Company to obtain a protective order or similar treatment, (D) as to such Confidential Information that becomes generally known to the public or trade without his violation of this Section 4(b)(i), (E) to the Owner Group (as defined in the Purchase Agreement), to the extent such disclosure relates to the operation of the Company’s business and is made in connection with, and furtherance of, the Earnout Payments in accordance with the Earnout Agreement (each as defined in the Purchase Agreement), but only if each member of the Owner Group has executed a confidentiality agreement with NexTier ahead of any such disclosures, or (F) to the Employee’s spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Employee’s tax, financial and other personal planning (each, an “Exempt Person”) and the Employee shall instruct each such Exempt Person to keep such information confidential; provided, however, that any disclosure or prohibited use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 4(b)(i) by the Employee. The Employee shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Employee understands and agrees that the Employee shall acquire no rights to any such Confidential Information. (ii) All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Competitive Business (as defined in Section 4(c)), as well as all customer lists, specific customer information, compilations of product

7 research and marketing techniques of any of the NexTier Companies, whether prepared by the Employee or otherwise coming into the Employee’s possession, shall remain the exclusive property of the NexTier Companies and be returned to the Company on or promptly following the Termination Date. (c) The Employee retains rights under the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i)(A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Employment Agreement is intended to limit any rights under DTSA. (d) Non-Competition. The Employee agrees that he will not, during his employment and during the Restricted Period in the Restricted Territory, directly or indirectly, (i) provide services that are the same or substantially similar to the services and/or duties the Employee performed for the Company for any individual, entity or company in a Competitive Business; (ii) perform duties in a position that would allow the Employee to use or disclose Confidential Information of the Company that the Employee obtained during employment with the Company for any company, individual or entity that is engaged in (or has committed plans to engaged in) a Competitive Business; or (iii) hold any direct or beneficial material economic interest in any entity that directly or indirectly engages in or proposes to engage in any Competitive Business. Notwithstanding the foregoing, nothing in this Employment Agreement shall prevent the Employee from (a) owning, for passive investment purposes not intended to circumvent this Employment Agreement, 3% or less of the publicly traded common equity securities of any company engaged in a Competitive Business or (b) if the Employee is a licensed attorney, engaging in the practice of law, to the extent such services do not violate the Employee’s other obligations hereunder or the Employee’s professional responsibilities to the Company. A “Competitive Business” is defined as well completion services and products that the Company or the Parent was engaged in during the Employee’s employment or had initiated substantial plans to engage in during the Employee’s employment (including, but not limited to, horizontal and vertical fracturing, wireline perforation and logging and engineered solutions and cementing, but excluding the processing, handling, transporting and delivery of wet sand or field gas, and any other activities incidental thereto).

8 The “Restricted Period” is the period commencing on the Effective Date and for a period of two (2) years following the date the Employee ceases to be employed by the Company (regardless of the reason for termination), or such longer restricted period imposed under other agreement between the Employee and the Company or as extended per the terms herein. The “Restricted Territory” is any geographic area or basin where the Employee performed services for the Company or had responsibilities related to services for the Company in a basin or geographic area during his employment. The Employee acknowledges that in the event of breach of the restrictions in this Section 4(d), or if the Company is required to file a lawsuit to enforce this Employment Agreement, the Restricted Period in this Section 4(d) will be extended for the period of time from the Termination Date to (i) the date of the filing of the lawsuit or (ii) the date of the last violation of the obligations under this Employment Agreement, whichever is latest, regardless of whether the covenants are reformed. (e) Non-Solicitation or Hire. The Employee agrees that during the Restricted Period, the Employee shall not, directly or indirectly (or directly or indirectly assist any individual or entity to): (i) solicit, divert with the intention to take away or attempt to divert with the intention to take away, the business or patronage of, or business opportunity with, any individual or entity who or which either is, or during the 12 months immediately prior to the date of the Employee’s termination of employment with the Company was, a customer or supplier of the Company with whom the Employee worked with or acquired confidential information about during employment with the Company; provided, that the Employee will not be prohibited from contacting or communicating with such customers if such contact or communication is not related to a Competitive Business; (ii) for purposes of engaging in a Competitive Business, perform services for, solicit services or business from or contact for business purposes any client or potential client with whom the Employee worked with or acquired Confidential Information about during his employment; (iii) interfere with, disrupt, attempt to interfere with or disrupt or encourage or assist others to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any of its customers, suppliers, lessors, consultants, independent contractors, agents, employees or any other person or entity with whom Employee worked with or acquired Confidential Information about during employment with the Company; or (iv) solicit, communicate regarding job placement or hiring or contact with a view toward engagement or hiring any person that is, or was during the 12 months immediately prior to the date of the Employee’s Termination Date, an employee or contractor of the Company with whom the Employee worked with, managed or who performed services with in the same division(s) as the Employee. (f) Assignment of Inventions, Corporate Opportunities, and Company Property. (i) The Employee shall promptly disclose and hereby assigns to the Company, free from any obligation to the Employee, every invention, product, process,

9 apparatus, concept, improvement, discovery or design, including all of the Employee’s interest therein, that the Employee directly or indirectly, individually or jointly, during the Employment Period may invent, discover, conceive, originate, develop, or reduce to practice, whether patentable, copyrightable or not, relating to the Competitive Business, the Confidential Information, the NexTier Companies or the Company’s customers’ actual or demonstrably anticipated research and development. All work product of any kind resulting from the Employee’s services and relating to the Competitive Business shall be the sole property of the Company. At no additional cost, the Company shall have the right to obtain from the Employee and to hold in its own name, copyrights, trademark registrations or patents the Company may deem appropriate for the subject matter. The Employee agrees to give the Company all assistance reasonably required to protect the rights set forth in this Section 4(f)(i). The parties intend such work product to be “works made for hire,” as defined in the United States Copyright Act, and the Company shall be deemed the author thereof. In the event and to the extent that such works are deemed not to constitute “works made for hire” as a matter of law, the Employee assigns to the Company in perpetuity the copyright to such works. The Employee shall sign and execute all reasonable assignments and other papers reasonably necessary to vest in the Company the entire right, title and interest in such works designs, inventions, concepts, improvements or discoveries. (ii) During the Employment Period, the Employee promptly shall disclose to the Company any business idea or opportunity that falls within the business engaged in by the Company, which business idea or opportunity shall become the sole property of the Company if the Company elects to pursue such idea or opportunity, provided, that the Employee shall not be required to disclose any business idea or opportunity related to the processing, handling, transporting and delivery of wet sand or field gas, and any other activities incidental thereto. (iii) At the end of the Employment Period, or at any other time upon the Company’s request, the Employee will deliver to the Company any and all Company-related property, including, without limitation, files, drawings, notes, memoranda, specifications, devices, formulas and documents, together with all paper and electronic copies thereof and any other material containing or disclosing any Confidential Information. The Employee further agrees that any property situated on the Company’s premises and owned by the Company, including communication devices, computers, disks, other storage media, filing cabinets and other work areas, is subject to inspection by Company personnel at any time, with or without notice. (iv) At the Company’s request and expense, the Employee will assist any of the NexTier Companies during the Employment Period and thereafter (but subject to reasonable notice and taking into account the Employee’s

10 schedule) in connection with any controversy or legal proceeding relating to this Section 4(f). (g) Cooperation. During the Employment Period and thereafter, the Employee shall cooperate fully with any investigation or inquiry by the Company or any governmental or regulatory agency or body that relates to the Company or its subsidiaries’ or affiliates’ operations during the Employment Period, for the duration of any investigation or inquiry that commenced during the statute of limitations of the claims underlying such investigation or inquiry, subject to reasonable notice and reimbursement for the Employee’s expenses. To the extent the Employee’s cooperation under this Section 4(g) occurs following the Termination Date, the Company shall compensate the Employee at an hourly rate equal to (i) the Employee’s Base Salary (at the rate in effect on the Termination Date), divided by (ii) 2,080. (h) Property. The Employee acknowledges that all equipment (e.g., cellphone, laptop, printer) provided to him by a NexTier Company and originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company (prior to or during the Employment Period) are the sole property of such NexTier Company (“Company Property”). During the Employment Period, and at all times thereafter, the Employee shall not remove, or cause to be removed, from the premises of the NexTier Companies, copies of any record, file, memorandum, document, computer-related information or equipment or any other item relating to the business of the NexTier Companies, except in furtherance of his duties under this Employment Agreement. When the Employee’s employment with the Company terminates, or upon request of the Company at any time, the Employee shall promptly deliver to the Company all copies of Company Property in his possession or control. Notwithstanding the foregoing, the Company acknowledges that the Employee uses his personal cell phone as his primary business mobile phone, and the Employee shall be entitled to retain such cell phone at the end of the Employment Period, subject to removal of all Confidential Information stored thereon at such time. (i) Nondisparagement. The Employee agrees that he will not, during the Employment Period and at any time thereafter, publish or communicate to any Person any Disparaging (as defined below) remarks, comments or statements concerning any of the NexTier Companies and their respective present and former members, partners, directors, officers, shareholders, employees, agents, attorneys, successors and assigns. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity or morality in connection with any aspect of the operation of business of the Person being disparaged. Notwithstanding the foregoing, nothing in this Employment Agreement shall be construed to preclude truthful disclosures in response to lawful process as required by applicable law, regulation or order or directive of a court, governmental agency or regulatory or administrative organization or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

11 (j) Disclosure. Prior to commencing subsequent employment during the Restricted Period, the Employee agrees to disclose the provisions of this Section 4 to the Employee’s prospective employer. For the avoidance of doubt, such disclosure shall not be deemed to breach any provision of this Employment Agreement. (k) Covenants not in Limitation of Similar Agreements. The provisions of this Section 4 shall be in addition to, and not in limitation of, any other similar provisions or agreements to which the Employee is bound or may be bound in the future. (l) Tolling of Restricted Period. If the Employee breaches any of the Restrictive Covenants, the running of the Restricted Period shall be tolled and will not run in favor of the Employee for so long as such breach continues to the extent permitted by applicable law. (m) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or other governmental, regulatory, arbitral or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court, government, agency or authority shall reform the Restrictive Covenants and/or to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company and its affiliates, to the fullest extent permitted by applicable law, the benefits intended by such provisions. (n) Remedies; Specific Performance. The parties hereto acknowledge and agree that the Employee’s breach of any of the restrictions set forth in Section 4 may result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to seek equitable relief, including specific performance and injunctive relief, as remedies for any such breach or for any threatened or attempted breach, without requiring the posting of a bond. The Employee hereby consents to the grant of an injunction (temporary or otherwise) against the Employee or the entry of any other court order against the Employee prohibiting and enjoining him from violating, or directing him to comply with any provision of this Section 4. The Employee also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages and the Company’s attorneys’ fees and costs incurred in seeking the injunction, or any other remedies from the Employee. (o) Enforceability in Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly invalid or

12 unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. (p) Outside Board Service. The NexTier Companies (i) acknowledge that the Employee serves, and will continue to serve, on the Board of Managers of Seller and on similar governing bodies of certain of Seller’s subsidiaries or affiliates, and (ii) agree that, so long as Seller or any such subsidiary or affiliate is not engaged in a Competitive Business, such service is not, and will not be considered to be, a direct or indirect violation of any of the Restrictive Covenants, Section 1 or any other provision of this Employment Agreement. 5) Employee Representations. The Employee hereby represents and warrants to the Company that: (a) the execution, delivery and performance of this Employment Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, restrictive covenant (including, but not limited to, covenants against competition, solicitation, disclosure of confidential materials that could arguably, in any way, preclude, inhibit, impair or limit the Employee’s ability to serve in the Position) instrument, order, judgment or decree to which the Employee is a party or by which he is bound; (b) he has no proprietary or otherwise confidential information about any competitor of the Competitive Business in his possession and he has been instructed not to use any such information in connection with his employment with the Company; and (c) upon the execution and delivery of this Employment Agreement by the Company, this Employment Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. 6) No Tax Representations; Section 409A. (a) Neither the Company nor its representatives and attorneys have made, nor do they make, any promise or warranty whatsoever with regard to the tax consequences, if any, of any issuance, grant, lapse of restriction, forfeiture or other event made to or on behalf of or affecting the Employee in connection with this Employment Agreement. The Employee agrees that if he deems it necessary he has or will retain a professional tax advisor to inform the Employee regarding the tax consequences to the Employee, if any, of this Employment Agreement. The parties agree and affirm that each shall bear sole responsibility for their respective tax consequences that may arise from or relate to any payment described in this Employment Agreement. The Employee acknowledges that if applicable law requires the

13 Company to make any report or disclosure to any taxing authority with respect to any payment made or consideration provided to or on behalf of the Employee in connection with this Employment Agreement, the Company may do so. (b) Notwithstanding the foregoing, the intent of the parties is that payments and benefits under this Employment Agreement that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall comply with Code Section 409A, and, accordingly, to the maximum extent permitted, this Employment Agreement shall be interpreted and administered to be in compliance with Code Section 409A. Any term used in this Employment Agreement which is defined in Code Section 409A or the regulations promulgated thereunder (the “Regulations”) shall have the meaning set forth therein, unless otherwise specifically defined herein. Any obligations under this Employment Agreement that arise in connection with the Employee’s “termination of employment,” “termination” or other similar references shall only be triggered if the termination of employment or termination qualifies as a “separation from service” within the meaning of §1.409A-1(h) of the Regulations. (c) Notwithstanding any other provision of this Employment Agreement, if, at the time of the termination of the Employee’s employment, the Employee is a “specified employee,” as defined in Section 409A or the Regulations, and any payments upon such termination under this Employment Agreement will result in additional tax or interest to the Employee under Code Section 409A, he will not be entitled to receive such payments until the date which is the earlier of (i) six months and one day after such separation from service and (ii) the date of the Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 6(c) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) will be paid or provided to the Employee in a lump sum and any remaining payments and benefits due under this Employment Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (d) If any expense reimbursement or in-kind benefit provided to the Employee under this Employment Agreement is determined to be “deferred compensation” within the meaning of Section 409A, then such reimbursement or in-kind benefit shall be made or provided in accordance with the requirements of Code Section 409A, including that (i) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Employment Agreement be paid later than December 31 of the year following the year during which the applicable fees, expenses or other amounts were incurred, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit

14 related to the period the arrangement is in effect; (iii) the Employee’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Employee’s remaining lifetime (or, if longer, through the tenth anniversary of the Effective Date). (e) For purposes of Code Section 409A, the Employee’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Employment Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Employment Agreement, to the extent such payment is subject to Code Section 409A. 7) Definitions. For purposes of this Employment Agreement: (a) “Board” shall mean the Board of Directors of the Parent. (b) “Cause” shall mean (i) the willful and continued failure of the Employee to substantially perform the Employee’s duties with the Company (other than failure resulting from incapacity due to physical or mental illness); (ii) the Employee’s indictment for, conviction of, or plea of no contest to a felony or any crime involving dishonesty or theft, (iii) the Employee’s conduct in connection with the Employee’s employment duties or responsibilities that is fraudulent, unlawful or grossly negligent, (iv) the Employee’s willful misconduct, (v) the Employee’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be taken by the Company, (vi) the Employee’s material breach of this Employment Agreement, including, but not limited to, a material breach of the Employee’s Restrictive Covenants set forth in Section 4 hereof and any material breach of the warranties and representations set forth in Section 5 hereof, (vii) any act of dishonesty by the Employee resulting in personal gain or enrichment at the expense of the Company, its parent, subsidiaries or affiliates, or (viii) the Employee’s failure to comply with a material written policy of the Company, its parent, subsidiaries or affiliates (provided, that such policy has previously been made available to the Employee). Prior to terminating the Employee for Cause pursuant to clauses (i), (v), (vi) or (viii), the Company shall provide the Employee with written notice of the breach, actions or omissions constituting Cause and, to the extent such breach, actions or omissions are capable of cure, a period of fifteen (15) days in which to cure breach, such actions or omissions. (c) “Disability” shall mean a determination by the Company in accordance with applicable law that, as a result of a physical or mental injury or illness, the Employee is unable to perform the essential functions of his job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days

15 (including weekends and holidays) or (ii) one hundred twenty (120) days (including weekends and holidays), whether or not consecutive, in any one (1)-year period. (d) “NexTier Companies” shall mean the Company, its Parent and all of its subsidiaries, affiliates, successors and assigns. (e) “Parent” means NexTier Oilfield Solutions Inc., a Delaware corporation. (f) “Person” shall mean an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization. (g) “Termination Date” shall mean the last date of the Employee’s employment with the Company, without regard for the reason for termination. 8) Protected Rights. (a) The Employee understands that this Employment Agreement does not limit the Employee’s ability to communicate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), including to report possible violations of federal law or regulation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. (b) In accordance with the DTSA, the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 9) Other Provisions. (a) Notices. All notices, requests, demands and other communications that are required or may be given under this Employment Agreement shall be in writing, delivered via personal delivery, facsimile, certified or registered mail, return receipt requested or overnight delivery service, and shall be deemed to have been duly given when received. In each case, notice shall be sent to the address for the Employee as may be in the Company’s records. The Employee shall ensure that his current address shall be reflected in the Company’s records. (b) Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to the Employee’s employment with the Company

16 and supersedes all prior contracts and other agreements, written or oral, with respect thereto, specifically including, but not limited to, all prior agreements between the Company and the Employee concerning the Employee’s employment. (c) Amendments. This Employment Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by both the parties or, in the case of a waiver, signed by the party waiving compliance. Any change or changes in the Employee’s duties, salary or compensation will not affect the validity or scope of this Employment Agreement. (d) Waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. (e) Applicable Law. This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of any choice of law provisions that would provide for a different governing law. (f) Venue. The Employee expressly consents to the personal jurisdiction of the state and federal courts located in Harris County, Texas, for any lawsuit arising from or relating to this Employment Agreement. (g) Jury Waiver. The parties expressly and unconditionally waive their right to a jury trial of any and all claims or causes of action arising from or relating to their relationship. The parties acknowledge that a right to a jury is a constitutional right, that they have had the opportunity to consult with independent counsel and that this jury waiver has been entered into knowingly and voluntarily by all parties to this Employment Agreement. In the event of litigation, this Employment Agreement may be filed as a written consent to trial by the court. Additionally, the parties expressly agree that all claims must be brought in the parties’ individual capacity, and not as a private attorney general, plaintiff or class member in any purported class, collective or representative proceeding and any such right to bring such class, collective or representative claims is expressly waived. (h) Binding Effect; Benefit. This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors-in-interest. Nothing in this Employment Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or such successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Employment Agreement. (i) Severability. If any one or more of the provisions contained in this Employment Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other

17 provisions of this Employment Agreement, and this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Employment Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. (j) Assignment. This Employment Agreement, and the Employee’s rights and obligations hereunder, may not be assigned by the Employee; provided, however, that it shall be enforceable by the Employee’s legal representatives and other successors in interest. The Company may assign this Employment Agreement and its rights, together with its obligations, hereunder to any affiliate or in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise. (k) Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. (l) Copies. An electronic or facsimile copy of this Employment Agreement or a counterpart shall be deemed, and shall have the same legal force and effect as, an original document. (m) Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement. (n) Acknowledgement of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS EMPLOYMENT AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS EMPLOYMENT AGREEMENT. [Signatures Appear on the Next Page]

Signature Page to Employment Agreement IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written. MICHAEL JOSEPH MCKIE /s/MICHAEL JOSEPH MCKIE ALAMO PRESSURE PUMPING, LLC By: /s/ JEFFREY HANSEN Name: Jeffrey E. Hansen Title: General Counsel